UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 549-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In a press release issued on February 24, 2010, Crystal River Capital, Inc. (“Crystal River”) announced that it has concluded its previously-announced review of strategic alternatives and has entered into a definitive merger agreement with Brookfield Asset Management Inc. (“Brookfield”) pursuant to which Brookfield will acquire all the outstanding common stock of Crystal River that Brookfield does not already own for cash at a price of $0.60 per share. Crystal River is externally managed and advised by Crystal River Capital Advisors, LLC, a wholly-owned subsidiary of Brookfield.  Brookfield, directly or through affiliates, currently owns approximately 8% of the outstanding shares of common stock of Crystal River and also is the lender under Crystal River’s senior credit facility.

The transaction was unanimously approved by the independent members of Crystal River’s Board of Directors, and by the Special Committee formed to oversee the strategic review process. The transaction is subject to approval by Crystal River stockholders holding a majority of the shares entitled to vote at a special meeting of stockholders, as well as other customary closing conditions. Consummation of the merger is not subject to a financing condition and Brookfield has consented to the transaction in its capacity as senior lender.  The merger agreement does not prohibit Crystal River from receiving and evaluating competing bids for the company prior to completion of the merger and does not require the payment of a termination fee if Crystal River accepts a superior bid.  Crystal River will be obligated to reimburse Brookfield for all of its transaction expenses if the merger agreement is terminated other than as result of a breach by Brookfield (subject to a cap in certain circumstances). Crystal River expects to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the special meeting of stockholders. The merger currently is expected to close in the second quarter of 2010.

The foregoing description of the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the merger agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The merger agreement has been included to provide Crystal River’s stockholders with information regarding its terms.  It is not intended to provide any other factual information about Brookfield or Crystal River.  The representations, warranties and covenants contained in the merger agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders.  Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brookfield or Crystal River.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Crystal River’s public disclosures.

Concurrently with entering into the merger agreement with Brookfield, Crystal River entered into the Fourth Amendment (the “Fourth Amendment”) to its Amended and Restated Revolving Credit Agreement, dated as of November 8, 2007 (as amended to date) (the “Credit Agreement”), with Brookfield US Corporation (“Lender”) pursuant to which the maturity date of the Credit Agreement was extended to August 31, 2010 (the “Term”) unless sooner terminated as provided in the Credit Agreement; provided, however, that, notwithstanding the foregoing, the Term shall expire upon the latest of (i) May 25, 2010, (ii) the effective time of the merger and (iii) thirty (30) calendar days following the termination of the merger agreement, but in no event later than August 31, 2010.  In addition, Lender consented to the merger and the separate sale by Crystal River of certain of its assets as contemplated by the merger agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

A copy of the press release issued by the Company on February 24, 2010 with regard to the proposed transactions is attached hereto as Exhibit 99.1.

Information Regarding the Solicitation of Proxies

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Crystal River will file proxy materials with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Crystal River in advance of the special meeting. Stockholders of Crystal River are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statements and any other relevant documents (when available) at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and these other documents also will be available on Crystal River’s website (http://www.crystalriverreit.com) and may be obtained free from Crystal River by directing a request to Crystal River Capital, Inc., Attn: Investor Relations, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281.

Crystal River and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Crystal River’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Crystal River and their respective interests in Crystal River by security holdings or otherwise is set forth in its proxy statement relating to the 2009 annual meeting of stockholders, which was filed with the SEC on April 28, 2009. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement which solicits for proxies in respect of the proposed transaction when it becomes available.

This Current Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Crystal River Capital, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Crystal River are set forth in its filings with the SEC, which are available at http://www.sec.gov. Unless required by law, Crystal River Capital, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of February 23, 2010, by and among Brookfield Asset Management Inc., B Acquisition Sub Inc., and Crystal River Capital, Inc.*
10.1

Fourth Amendment, dated as of February 23, 2010, to Amended and Restated Revolving Credit Agreement, dated as of November 8, 2007, by and between Brookfield US Corporation and Crystal River Capital, Inc.*

99.1	Press Release, dated as of February 24, 2010.

*                 Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Crystal River agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

	By:	/s/ Rodman L. Drake
	Name:	Rodman L. Drake
	Title:	President and Chief Executive Officer

Date: February 24, 2010